EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-158520, 333-156983, 333-153333, 333-152245, 333-142229, 333-124354, 333-102082, 333-88770, 333-88730, 333-30088, 333-88811, 333-48260, 333-52644, 333-75736, 333-111548, 333-168035 and 333-182663) of our report dated January 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/     PRICEWATERHOUSECOOPERS LLP
San Jose, California
January 28, 2013